UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to Rule Sec.240.14a-12

PolarityTE, Inc.

 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PolarityTE, Inc.

1960 S 4250 W

Salt Lake City, UT 84104

(800) 560-3983

April 30, 2021

Dear Stockholder,

You are cordially invited to attend the 2021 Annual Meeting (the “Annual Meeting”) of stockholders of PolarityTE, Inc., to be held at 10:00 a.m., Mountain Daylight Time, on Tuesday, June 15, 2021, at our corporate offices located at 1960 S 4250 W, Salt Lake City, UT 84104.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully. If you are a registered stockholder attending the Annual Meeting in person you may revoke your proxy and vote during the Annual Meeting, even if you have previously submitted a proxy.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain stockholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record at the close of business on April 19, 2021. At the same time, we provided those stockholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our stockholders on the Internet will allow us to more promptly provide stockholders the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice.

It is important that your common shares be represented at the Annual Meeting regardless of whether you attend the meeting in person. Accordingly, after reading the accompanying proxy materials, please promptly submit your proxy by Internet, telephone, or mail as described in the Proxy Statement or the Notice.

Your continuing interest in our Company is greatly appreciated.

Sincerely,

David Seaburg, Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held June 15, 2021

To the Stockholders of PolarityTE, Inc.:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of stockholders (the “Annual Meeting”) of PolarityTE, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., Mountain Daylight Time on Tuesday, June 15, 2021, or such later date or dates as such Annual Meeting date may be adjourned, at our corporate offices located at 1960 S 4250 W, Salt Lake City, Utah, for the following purposes:

1.	Elect as Class I directors the nominees named in the Proxy Statement;
2.	Approve, by a non-binding advisory vote, the compensation of our named executive officers;
3.	Ratify the appointment of EisnerAmper LLP as our independent public accountant for the fiscal year ending December 31, 2021; and
4.	Transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

Only stockholders of record at the close of business on the record date, April 19, 2021, are entitled to notice of, and to vote at, the Annual Meeting. The Company is requiring that all persons attending the meeting at the corporate offices wear a mask, and the Company will have masks available for anyone who does not bring one. Stockholders who refuse to wear a mask will not be admitted.

We began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 30, 2021 to stockholders of record at the close of business on April 19, 2021. The Notice contains instructions on how to access our Proxy Statement, our 2020 Annual Report, and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials.

By Order of the Board of Directors of PolarityTE, Inc.,

David Seaburg, Chief Executive Officer

BEFORE YOU VOTE, access the proxy materials in one of the following ways prior to the Annual Meeting:

●	To view Online: Have available the information printed in the box marked by the arrow → XXXX XXXX XXXX XXXX provided in your Notice and visit: www. proxyvote.com. You may visit www. proxyvote.com 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Time, on June 14, 2021.
●	To view a paper copy: If you would like to receive a paper copy, you must request a paper copy of the proxy materials. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

By Internet at: www.proxyvote.com	By Telephone: 1-800-579-1639

POLARITYTE, INC.

1960 S 4250 W

Salt Lake City, UT 84104

PROXY STATEMENT

Annual Meeting of Stockholders to be Held on June 15, 2021

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PolarityTE, Inc. (the “Company”, “our”, “us” or “we”) for use at the Annual Meeting of stockholders of the Company to be held on Tuesday, June 15, 2021, at 10:00 a.m. Mountain Daylight Time at our corporate offices located at 1960 S 4250 W, Salt Lake City, UT 84104, and any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon:

1.	The election of two Class I directors nominated by the Board of Directors (the “Board”) for a three-year term ending at the annual meeting of stockholders in 2024;
2.	Approval, by a non-binding advisory vote, of the compensation of our named executive officers;
3.	The ratification of the appointment of EisnerAmper LLP as our independent public accountant for the fiscal year ending December 31, 2021;
4.	The transaction of such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

Only stockholders of record at the close of business on the record date, April 19, 2021, are entitled to notice of, and to vote at, the Annual Meeting. The Company is requiring that all persons attending the meeting at the corporate offices wear a mask, and the Company will have masks available for anyone who does not bring one. Stockholders who refuse to wear a mask will not be admitted.

We began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 30, 2021 to stockholders of record at the close of business on April 19, 2021. The Notice contains instructions on how to access our Proxy Statement, our 2020 Annual Report, and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, and our 2020 Annual Report, by providing access to such documents on the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them. A Notice of Internet Availability of Proxy Materials that provides instructions for accessing our proxy materials on the Internet has been mailed directly to registered stockholders. Registered stockholders who prefer to receive a paper copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such proxy materials.

The Notice of Internet Availability of Proxy Materials also provides instructions regarding how registered stockholders may vote their common shares on the Internet. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.

A notice that directs beneficial owners of our common shares to the website where they can access our proxy materials should be forwarded to each beneficial owner by the broker, bank, or other holder of record who is considered the registered stockholder with respect to the common shares of the beneficial owner. Such broker, bank or other holder of record should also provide each beneficial owner of our common shares with instructions on how the beneficial owner may request a paper copy of our proxy materials. Beneficial owners have the right to direct their broker, bank, or other holder of record on how to vote their common shares by following the voting instructions they receive from their broker, bank, or other holder of record.

To enroll in the electronic delivery service for future stockholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received a printed copy of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

ABOUT THE MEETING – QUESTIONS AND ANSWERS

Why am I receiving these materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, and return a proxy by following the instructions in the Notice or, if you receive a paper copy of the proxy materials, the proxy card. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail proxy materials to stockholders of record entitled to vote at the Annual Meeting who requested paper copies on or about April 30, 2021. Further, we intend to mail the Notice to stockholders of record entitled to vote at the Annual Meeting who have not requested paper copies on or about April 30, 2021.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www. proxyvote.com or call 1-800-579-1639. Please have your Notice in hand when you access the website or call and follow the instructions provided.

How Many Votes Do I Have and Who Can Vote?

Each holder of common stock is entitled to one vote per share of common stock. As of the Record Date, there were 80,591,353 shares of common stock outstanding and entitled to vote at the Annual Meeting, and there were approximately 102 stockholders of record. From June 4, 2021, through June 15, 2021, you may inspect a list of stockholders eligible to vote for any purpose germane to the Annual Meeting. The list of stockholders will be made available at our offices during normal business hours. If you would like to inspect the list, please contact our Corporate Secretary at PolarityTE, Inc., at 1960 S 4250 W, Salt Lake City, UT 84104, telephone number (800) 560-3983, to arrange a visit to our offices. In addition, the list of stockholders will be available for viewing by stockholders at the Annual Meeting.

How Do I Vote?

If our common shares are registered in your name directly with our transfer agent, Equity Stock Transfer Company, you are considered, with respect to those common shares, a holder of record (which we also refer to as a “registered stockholder”). If you hold our common shares in a brokerage account or through a bank or other holder of record, you are considered the beneficial holder or beneficial owner of the common shares, which is often referred to as holding the common shares in “street name”.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether the proxy should vote your shares “for” each nominee for director or the proxy should “withhold” voting your shares for each nominee for director, and whether you desire to vote your shares for or against or abstain from voting with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If you are a registered stockholder, you may vote:

●	By Internet. You can use the Internet to vote up until 11:59 p.m., Eastern Time, on June 14, 2021, by going to www.proxyvote.com, and following the instructions on your Notice or proxy card and the website.

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●	By Telephone: Call 1-800-690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 14, 2021. Have your Notice or proxy card in hand when you call and follow the instructions.
●	By Mail: If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 14, 2021, to be voted at the Annual Meeting.
●	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If you are a beneficial owner of our common shares, you should have received a notice that directs you to the website where you can access our proxy materials as well as voting instructions from the broker or other nominee holding your common shares. You should follow the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your common shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Common shares held beneficially may not be voted by the beneficial owner during our Annual Meeting.

How Does the Board Recommend That I Vote on the Proposals?

The Board recommends that you vote as follows:

●	FOR the election of the Board’s nominees as a Class I directors;
●	FOR approval, by a non-binding advisory vote, of the compensation of our named executive officers as set forth in this Proxy Statement; and
●	FOR ratification of the selection of EisnerAmper LLP as our independent public accountant for our fiscal year ending December 31, 2021; and

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Change or Revoke My Proxy?

If you are a registered stockholder, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

●	signing and returning a new proxy card with a later date – only your latest completed, signed and dated proxy card received by June 14, 2021, will be counted;
●	submitting a later-dated vote by telephone or via the Internet – only your latest telephone or Internet voting instructions received by 11:59 p.m., Eastern Time, on June 14, 2021, will be counted;
●	attending the Annual Meeting in person and voting again at the Annual Meeting; or
●	delivering a written revocation to our Secretary at 1960 S 4250 W, Salt Lake City, UT 84104, to be received no later than June 14, 2021.

If you are a beneficial owner of our common shares, you must contact the broker or other nominee holding your common shares and follow the instructions of the broker or other nominee for revoking or changing your vote.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” on the proxy card for each account to ensure that all your shares are voted.

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Will My Shares Be Voted If I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?” If your broker cannot vote your shares on a matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on the Nasdaq Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, broker or other nominees who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Under NYSE interpretations, Proposal 1 (election of Class I directors) and Proposal 2 (advisory vote to approve executive compensation) are considered non-routine matters, and Proposal 3 (the ratification of our independent public accountant) is considered a routine matter.

If you are a beneficial owner of our common shares and you do not provide voting instructions to the broker or other nominee that holds your shares, the broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 3 (the ratification of our independent public accountant), but does not have authority to vote your unvoted shares on any of the other proposals submitted to stockholders for a vote at the Annual Meeting. We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Class I Directors. Minnie Baylor-Henry and Jeff Dyer, our nominees as Class I directors, will each be elected if she or he receives the most favorable votes for the position (also known as a plurality). You may either vote FOR each nominee or WITHHOLD your vote for each nominee. Votes that are withheld will not be included in the vote tally for the election of directors. Brokers and other nominees do not have authority to vote customers’ unvoted shares held by such firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approval, by a non-binding advisory vote, of the compensation of our named executive officers. The advisory vote will approve the compensation of our executive officers if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as votes either for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions may be appropriate to address the concerns raised by the vote and when making future compensation decisions for executive officers. Brokers and other nominees do not have authority to vote customers’ unvoted shares held by such firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratification of the Appointment of EisnerAmper LLP as Our Independent Public Accountant. Pursuant to the Company’s bylaws ratification of the appointment of the Company’s independent public accountant is determined by a majority of votes cast affirmatively or negatively. Accordingly, abstentions will have no effect on the outcome of the vote. Brokers and other nominees have authority to vote customers’ unvoted shares held by such firms in street name on this proposal. If a broker or nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant, and approval of this proposal does not limit the ability of the Audit Committee of the Board to replace our independent public accounting firm at any time. If our stockholders do not ratify the appointment of EisnerAmper LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2021, the Audit Committee of the Board may reconsider its appointment.

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What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Who is paying for this proxy solicitation?

This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice or, if applicable, paper copies of this Notice of Annual Meeting of Stockholders, Proxy Statement, the proxy card, and our 2020 Annual Report to registered stockholders as of the close of business on the Record Date, the brokers and other nominees holding our common shares for beneficial owners must provide a notice as to where they can access our proxy materials to persons for whom they hold our common shares in order that such common shares may be voted. Solicitation may also be made by our directors, officers, and other Company employees telephonically, electronically, or by other means of communication. Directors, officers, and Company employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation.

The Company will reimburse Broadridge Investor Communication Solutions, Inc., as well as broker/dealers, financial institutions and other custodians, fiduciaries and nominees, who are record holders of common shares not beneficially owned by them, for their reasonable costs in sending proxy materials to the beneficial owners of the common shares entitled to vote at the Annual Meeting. The Company will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than any Internet access or telephone usage fees that may be charged to stockholders.

What Interest Do Officers and Directors Have in Matters to Be Acted Upon?

Members of the Board and executive officers of the Company do not have any interest in any proposal that is not shared by all other stockholders of the Company except for Proposal 1 (members of the Board are nominees for election) and Proposal 2 (our executive officers are recipients of the compensation being evaluated by stockholders).

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our Board currently consists of six members and is divided into three classifications:

●	Class I Directors, whose terms expire at the Annual Meeting, Minnie Baylor-Henry and Jeff Dyer,
●	Class II Directors, whose terms expire at the 2022 Annual Meeting, Willie C. Bogan, Chris Nolet, and Jessica Shen, and
●	One Class III Director, whose term expires at the 2023 Annual Meeting, Peter A. Cohen.

Two Class I Directors are up for election at the Annual Meeting. The Board has unanimously approved the nomination of Minnie Baylor-Henry and Jeff Dyer for election as a Class I directors. Each nominee elected will serve until the 2024 Annual Meeting of Stockholders and until a successor is named and qualified, or until her or his earlier resignation or removal.

Unless otherwise indicated by the stockholder, the accompanying proxy will be voted for the election of Minnie Baylor-Henry and for the election of Jeff Dyer. Although the Company knows of no reason why either of these nominees could not serve as a director, if she or he is unable to serve, the accompanying proxy may be voted for a substitute nominee.

Minnie Baylor-Henry, JD, R.Ph, joined the Board in December 2018. She is a regulatory affairs leader who provides regulatory strategic support services to life sciences companies through her consulting firm, B-Henry & Associates. Before starting her consulting company, Ms. Baylor-Henry was employed by Johnson & Johnson (“J&J”) and members of the J&J health care group in a number of positions, including: Worldwide Vice President Regulatory Affairs - Medical Devices for J&J from January 2011 to March 2015; Vice President - Medical & Regulatory Affairs – Specialty Pharmaceuticals, and Vice President-Regulatory Affairs – Over-the-Counter Products for McNeil Consumer Health Care from August 2003 to October 2008; and, Senior Director, Regulatory Affairs for RW Johnson Pharmaceutical Research & Development Corporation from July 1999 to August 2003. From October 2008 to October 2010, Ms. Baylor-Henry served as the National Director Regulatory Affairs Life Sciences for Deloitte. For eight years prior to August 1999, Ms. Baylor-Henry served in several positions with the U.S. Food & Drug Administration, including Director/Branch Chief – Division of Drug Marketing, Advertising and Communications, National Health Fraud Coordinator – Office of Regulatory Affairs/ Federal/ State Relations, and Regulatory Review Officer. From July 2018, to the present Ms. Baylor-Henry has served as a director of scPharmaceuticals, Inc., a publicly held company engaged in the business of developing technologies that enable the subcutaneous administration of therapies that have previously been limited to intravenous delivery. Ms. Baylor-Henry received her pharmacy degree from Howard University’s College of Pharmacy and a law degree from Catholic University’s Columbus School of Law. Ms. Baylor-Henry is qualified to serve as a member of the Board because of her knowledge of the healthcare industry and experience with the regulatory regimen applicable to biologic and pharmaceutical products.

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Jeff Dyer, PhD, was appointed to our Board on March 2, 2017. Dr. Dyer has served as the Horace Beesley Professor of Strategy at Brigham Young University since September 1999. From August 1993 until September 1999 he served as an Assistant Professor at Wharton School, University of Pennsylvania, and from July 1984 until September 1988 he served as Management Consultant and Manager of Bain & Company. Dr. Dyer received his Bachelor of Science degree in psychology and MBA from Brigham Young University and his PhD in management from University of California, Los Angeles. Dr. Dyer is qualified to serve as a member of the Company’s Board because of his extensive business and management expertise and knowledge of capital markets.

Vote Required

Each nominee will be elected if she or he receives the most favorable votes for each Class I director position (also known as a plurality). You may either vote FOR the nominee or WITHHOLD your vote for the nominee. Votes that are withheld will not be included in the vote tally for the election of the director. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

The Board recommends a vote for the election of each nominee as a Class I director, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our Board endeavors to promote good governance practices and recognizes the interest our stockholders have in our executive compensation program. As part of that effort, and as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders are being asked to approve a non-binding advisory resolution on the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. This proposal provides stockholders the opportunity to express their views on our 2020 executive compensation. In considering your vote you should review the information on compensation paid to our NEOs and decisions regarding the NEOs presented under the caption “Executive Officers,” below.

We endeavor to adopt compensation plans for our NEOs that will allow us to attract, motivate, and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholders’ vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of our NEOs that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in this Proxy Statement, including the compensation tables and narrative discussion.

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Because your vote is advisory, it will not be binding on either the Board or the Company. However, the Company’s Compensation Committee will consider the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory vote described in this Proposal 2 will not be construed: (i) as overruling any decision by the Board of Directors, any Board committee, or the Company relating to the compensation of the NEOs, or (ii) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee, or the Company.

Vote Required

The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions may be appropriate to address any concerns raised by the vote and when making future compensation decisions for executive officers.

The Board recommends that stockholders vote for the approval of the compensation of our NEOs, as stated in the above non-binding resolution, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

The Audit Committee has appointed EisnerAmper LLP (“EisnerAmper”), independent public accountant, to audit our financial statements for the fiscal year ending December 31, 2021. The Board proposes that the stockholders ratify this appointment. We expect that representatives of EisnerAmper may be present at the Annual Meeting in person or by telephone.

The following table sets forth the fees billed by EisnerAmper for the years ended December 31, 2020 and 2019, for the categories of services indicated.

	Year Ended December 31, 2020($)	Year Ended Dec ember 31 2019 ($)
Audit Fees	351,120	677,227
Audit Related Fees	—	—
Tax Fees	—	—
Other Fees	—	—
Total Fees	351,120	677,227

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by the principal accountants relating to statutory and regulatory filings or engagements.

Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included in audit fees.

Tax fees consist of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include preparation of federal and state income tax returns.

Other fees consist of fees for products and services other than the services reported in the categories described above.

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Audit Committee Pre-approval Policies and Procedures

Our Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, our compliance with legal and regulatory requirements, and the quality of our internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is available on our website at www.polarityte.com. The Audit Committee is responsible for selecting, retaining, and determining the compensation of our independent public accountant, pre-approving the services it will perform, and reviewing the performance of the independent public accountant. The Audit Committee reviews with management and our independent public accountant our annual financial statements reported in our Form 10-K and our quarterly financial statements reported in our Forms 10-Q. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2020, the Audit Committee took the following actions:

●	reviewed and discussed with management and EisnerAmper the audited financial statements for the fiscal year ended December 31, 2020;
●	discussed with EisnerAmper the matters required to be discussed in accordance with the rules set forth by the Public Company Accounting Oversight Board (“PCAOB”), relating to the conduct of the audit;
●	received written disclosures and the letter from EisnerAmper regarding its independence as required by applicable requirements of the PCAOB regarding EisnerAmper’s communications with the Audit Committee and the Audit Committee further discussed with EisnerAmper its independence; and
●	considered the status of pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

Our Audit Committee pre-approved all services that our independent accountants provided to us for the years ended December 31, 2020 and 2019.

Vote Required

Pursuant to the Company’s bylaws, ratification of the appointment of the Company’s independent public accountant is determined by a majority of the votes cast affirmatively or negatively. Accordingly, abstentions will have no effect on the outcome of the vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of EisnerAmper as the Company’s independent public accountant for the fiscal year ending December 31, 2021, the Audit Committee of the Board may reconsider its appointment.

The Board recommends a vote for the ratification of the appointment of EisnerAmper as independent public accountant, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Independence of Directors

Our Board is currently comprised of six members. The Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, the Board has determined that, Peter A. Cohen, Jeff Dyer, Willie C. Bogan, Minnie Baylor-Henry, Chris Nolet, and Jessica X. Shen are “independent directors” as defined by the rules of the Nasdaq Stock Market.

Board Leadership Structure and Risk Management

The Board believes that the Company’s stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, the Board may combine or separate the roles of the chief executive officer and chairman, as it deems advisable and in the best interests of the Company and its stockholders.

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The independent directors have concluded that the most effective leadership structure for the Company at the present is to maintain separation between the persons serving in the offices of the chief executive and chairman of the board. Accordingly, David Seaburg serves as the Chief Executive Officer and Peter A. Cohen serves as non-executive Chairman of the Board. We believe that separating these positions allows the Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight, of management. Our Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to the management role in the current business environment, as well as the commitment required of our Chairman to facilitate the Boards’ oversight responsibilities. While our bylaws and our corporate governance guidelines do not require that our Chairman and chief executive functions be separate, our Board believes that having separation is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, regulatory approval of our products and ongoing compliance, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, we expect the chairperson of the relevant committee will report on this process to the full Board as circumstances dictate. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Director Attendance at Board, Committee, and Other Meetings

Directors are expected to attend Board meetings and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. The Board does not have a policy on director attendance at the Company’s annual meeting.

The non-management directors (who also constitute all the independent directors) meet in executive sessions in connection with regularly scheduled Board meetings and at such other times as the non-management directors deem appropriate.

In calendar year 2020, the Board held six regular and -0- special meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings, and the Nominating and Governance Committee held two meetings. Each director attended 75% or more of the regular and special meetings of the Board and meetings of the committees on which she or he served that were held during her or his term of office. Each of the non-management (and independent) directors attended 75% or more of the regular and special executive sessions that were held during her or his term of office.

Committees of the Board

Our Board has three standing committees: Audit, Compensation, and Nominating and Governance. Each of the committees is solely comprised of and chaired by independent directors, each of whom the Board has affirmatively determined is independent pursuant to the rules of the Nasdaq Stock Market. Each of the committees operates pursuant to its charter. Each of the committees annually reviews its committee charter. As appropriate, each committee may propose revisions to its charter, which are coordinated through the Nominating and Governance Committee and then submitted for consideration by the Board. The responsibilities of each committee are described in more detail below. The charters for the three committees are available on the Company’s website at www.polarityte.com by following the link to “Investor Relations” and then to “Corporate Governance.”

In January 2021, the Board formed an ad hoc strategic review committee with a view to enhancing shareholder value. The committee’s focus is on reviewing operational strategies and practices that advance the regulatory process for SkinTE and future financings, if any, that may be helpful in advancing the Company’s strategies, and making recommendations to the Board. The committee may also review the Company’s potential strategic opportunities and transactions that may arise in the future and make recommendations to the Board regarding those matters, as appropriate.

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Audit Committee

The Audit Committee, among other things, is responsible for:

●	appointing, approving the compensation of, overseeing the work of, assessing the independence, qualifications, and performance of, and determining the retention of the independent auditors;
●	representing and assisting the Board in its oversight responsibilities regarding the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including the integrity of the financial statements;
●	reviewing the internal audit function;
●	overseeing the preparation of the report required by SEC rules for inclusion in the Company’s annual proxy statement;
●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;
●	reviewing the adequacy and effectiveness of our internal controls, including periodically receiving reports from the Company’s independent auditors, principal executive officer, and principal financial and accounting officer regarding the Company’s system of internal controls;
●	approving related person transactions; and
●	reviewing and discussing the Company’s practices with respect to risk assessment and risk management.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and the rules of the Nasdaq Stock Market. The Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The members of the Audit Committee are Chris Nolet (chairperson), Peter A. Cohen, and Jeff Dyer. The Board has determined that Chris Nolet, the Audit Committee chairperson, meets the qualification requirements of an audit committee financial expert as defined in Item 407 of Regulation S-K.

Compensation Committee

The Compensation Committee is responsible for establishing and administering our executive compensation policies. The role of the Compensation Committee is to (i) formulate, evaluate and approve compensation of the Company’s directors, executive officers and key employees, (ii) oversee all compensation programs involving the use of the Company’s stock, and (iii) produce, if required under the securities laws, a report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders. The duties and responsibilities of the Compensation Committee, among other things, include:

●	oversee the assessment of the incentives and risks arising from or related to the Company’s compensation policies and practices, including but not limited to those applicable to executive officers, and evaluate whether the incentives and risks are appropriate;
●	review and approve goals and objectives relevant to an executive officer’s compensation package, establish a procedure for evaluating an executive officer’s performance, annually evaluate the performance of an executive officer in conjunction with the Nominating and Governance Committee in light of the goals and objectives established, and review with an executive officer the results of the Committee’s performance evaluation;
●	review, at least annually, and set the base salary and annual and long-term incentive compensation of executive officers, after considering their annual evaluations;
●	review and make periodic recommendations to the Board as to the Company’s incentive-compensation plans and equity-based plans;
●	administer the Company’s equity incentive plans;

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●	to the extent applicable, review and discuss with management any discussion, analysis, or related disclosures that SEC rules may require be included in the Company’s annual report and proxy statement; and
●	review and consider recommendations from the Nominating and Governance Committee with respect to the compensation and benefits of non-employee directors and recommend any changes to the Board that the Committee deems appropriate.

When appropriate, the Compensation Committee may, in carrying out its responsibilities, form and delegate authority to subcommittees or to executive officers. The Chief Executive Officer, Chief Operating Officer, and General Counsel play a role in determining the compensation of our other executive officers by evaluating the work of those executive officers and our budget. These evaluations are then reviewed by the Compensation Committee. This process leads to a recommendation for salaries, bonuses, and equity awards, if any, which recommendations are then reviewed and approved by the Compensation Committee.

The Compensation Committee has the authority, at the Company’s expense, to select, retain, terminate, and set the fees and other terms of the Company’s relationship with any outside advisors who assist it in carrying out its responsibilities, including compensation consultants or independent legal counsel.

The Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee. The Compensation Committee consists of Peter A. Cohen (chairperson), Jessica X. Shen, and Jeff Dyer. The Board has affirmatively determined that each member of the Compensation Committee meets the additional independence criteria applicable to compensation committee members under SEC and Nasdaq rules.

Nominating and Governance Committee

The Nominating and Governance Committee, among other things, is responsible for:

●	assisting the Board in determining the desired experience, mix of skills and other qualities to provide for appropriate Board composition, considering the current Board members and the specific needs of the Company and the Board;
●	conducting candidate searches, interviewing prospective candidates and conducting programs to introduce candidates to the Company, its management and operations, and confirming the appropriate level of interest of such candidates;
●	advising the Board regarding the size and composition of the Board and its committees;
●	coordinating matters among committees of the Board;
●	overseeing the performance of the Board and its Committees;
●	conducting an annual review of the performance of the Chief Executive Officer in conjunction with the Compensation Committee;
●	proposing to the Board the slate of corporate officers of the Company and reviewing the succession plans for the executive officers;
●	recommending to the Board and monitoring matters with respect to governance of the Company;
●	overseeing the Company’s compliance program, including the Company’s codes of conduct and the Company’s policies and procedures for monitoring compliance; and
●	recommending ways to enhance services to and improve communications and relations with the Company’s stockholders.

The Board has adopted a written charter setting forth the authority and responsibilities of the Nominating and Governance Committee. The Nominating and Governance Committee consists of Willie C. Bogan (chairperson), Minnie Baylor-Henry, and Chris Nolet.

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Consideration of Director Nominees

We seek directors with high standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Nominating and Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, skills, and backgrounds that will enable them to make contributions to the Board and the Company, both as individuals and as part of a group of directors. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Nominating and Governance Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

Corporate Governance Matters

We are committed to maintaining strong corporate governance practices that benefit the long-term interests of our stockholders by providing for effective oversight and management of the Company. Our governance policies, including our Code of Business Ethics and Practices and Committee Charters, can be found on our website at www.polarityte.com by following the link to “Investor Relations” and then to “Corporate Governance.”

The Nominating and Governance Committee reviews our corporate governance policies, Code of Business Ethics and Practices, and Committee Charters periodically in order to consider our policies and charters in light of developments at the Company, changes in regulations and listing requirements, and the continuing evolution of best practices in the area of corporate governance.

Code of Conduct

Our Code of Business Ethics and Practices (the “Code”), which was adopted January 11, 2019, applies to the Company’s employees, directors, and officers (“Covered Persons”). This includes our Chief Executive Officer, our Chief Operating Officer, and our Chief Financial Officer, among others. We require that they avoid conflicts of interest, comply with applicable laws, protect Company assets, and conduct business in an ethical and responsible manner and in accordance with the Code. The Code prohibits employees from taking unfair advantage of our business partners, competitors, and employees through manipulation, concealment, misuse of confidential or privileged information, misrepresentation of material facts, or any other practice of unfair dealing or improper use of information. The Code requires employees to comply with all applicable laws, rules, and regulations wherever in the world we conduct business. This includes applicable laws on privacy and data protection, and anti-corruption and anti-bribery. Our Code is publicly available and can be found on our website at www.polarityte.com by following the link to “Investor Relations” and then to “Corporate Governance.”

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the Board or the relevant board member by addressing communications to:

PolarityTE, Inc.

c/o Corporate Secretary

1960 S 4250 W

Salt Lake City, Utah 84104

All stockholder correspondence will be compiled by our corporate secretary and forwarded as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and stockholders who own more than 10% of the Company’s stock to file forms with the SEC to report their ownership of the Company’s stock and any changes in ownership. The Company assists its directors and executives by identifying reportable transactions of which it is aware and preparing and filing the forms on their behalf. All persons required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filings during the past fiscal year were filed on a timely basis and that all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the calendar year ended December 31, 2020.

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Report of Audit Committee

PolarityTE’s Audit Committee reports to and acts on behalf of the Board of Directors. A brief description of the primary responsibilities of the Audit Committee is included under “Committees of the Board — Audit Committee” above. Management has primary responsibility for the preparation, presentation, and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditor, EisnerAmper LLP (“EisnerAmper”), is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the Company’s internal controls over financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020, with management and EisnerAmper. The Audit Committee also discussed with EisnerAmper the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (PCAOB). In addition, the Audit Committee has received the written disclosures and the PCAOB-required letter from EisnerAmper regarding its communications with the Audit Committee concerning independence, and the Committee has discussed with EisnerAmper its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2020, be included in the Company’s Annual Report on Form 10-K for fiscal year 2020, which was filed with the SEC.

Audit Committee of the Company’s Board of Directors:

Chris Nolet, Chair
Peter A. Cohen
Jeff Dyer

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the common stock of the Company as of April 19, 2021, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each of the Company’s current directors and nominees for director, (iii) each individual who meets the definition of “named executive officer” under SEC regulations, and (iv) all directors and executive officers of the Company as a group. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power, and also includes any shares that the person has the right to acquire within 60 days of the date as of which the beneficial ownership determination is made. Applicable percentages are based upon 80,591,353 voting shares issued and outstanding as of April 19, 2021, and treating any shares that the holder has the right to acquire within 60 days as outstanding for purposes of computing their percent ownership. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned, subject to community property laws where applicable, and their addresses are c/o PolarityTE, Inc., 1960 S 4250 W, Salt Lake City, UT 84104.

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	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock
Executive Officers and Directors (1):

Peter A. Cohen	368,263	0.5
Jeff Dyer	345,998	0.4
Willie C. Bogan	150,264	0.2
Minnie Baylor-Henry	149,116	0.2
Chris Nolet	69,351	0.1
Jessica X. Shen	49,020	0.1
David Seaburg	636,476	0.8
Richard Hague	429,799	0.5
Jacob Patterson	74,702	0.1
Cameron Hoyler	555,163	0.7

Executive Officers and Directors as a Group (10 persons)	2,828,152	3.5

Greater than 5% Holders:

Denver Lough (2) 1287 E. 530 North, Orem, UT 84097	7,206,448	8.9

(1) For the following persons, the number of shares beneficially owned includes the following number of shares of options that were exercisable or restricted share awards expected to vest within 60 days of April 19, 2021: Peter A. Cohen, 41,980; Jeff Dyer, 33,144; Willie C. Bogan, 27,740; Minnie Baylor-Henry, 19,608; Chris Nolet, 27,740; and, Jessica Shen, 19,608.

(2) The stock information for Dr. Lough is based solely on information he disclosed in his most recent Form 4 filed with the SEC, which states that he has direct beneficial ownership of 7,206,448 shares. Dr. Lough previously served as the Company’s Chairman, Chief Executive Officer and Chief Scientific Officer. Pursuant to a “Settlement Terms” agreement dated August 21, 2019, he resigned all his offices with the Company and from the Board of Directors, which was accepted by the Board effective on August 26, 2019. As part of the Settlement Terms agreement, Dr. Lough’s executive employment agreement with the Company was terminated, except for specific sections that survive termination. Dr. Lough has advised the Company he believes the settlement between the parties includes an agreement to modify his equity awards previously granted under the Company’s 2017 Equity Incentive Plan to accelerate vesting of all awards and extend the exercise period for the stock options to ten years from the original grant date. The Company has rejected that assertion.

BOARD OF DIRECTORS

Members of the Board

The following table sets forth the names and ages of all our directors.

Peter A. Cohen	74	Class III Director, Chairman
Jeff Dyer	62	Class I Director
Willie C. Bogan	72	Class II Director
Minnie Baylor-Henry	73	Class I Director
Chris Nolet	64	Class II Director
Jessica X. Shen	57	Class II Director

The following is a summary of the background and qualifications of each of our directors, except Minnie Baylor-Henry and Jeff Dyer whose backgrounds and qualifications are presented under “Proposal No. 1 Election of Directors” above.

Peter A. Cohen joined the Board in June 2018 and became Chairman of the Board in August 2019. Mr. Cohen has served as Vice Chairman of the Board and Lead Independent Director of Scientific Games Corporation since September 2004. Mr. Cohen was Chairman of Cowen Inc. (formerly known as Cowen Group, Inc.), a diversified financial services company, and served as Chairman and Chief Executive Officer from 2009 through December 2017. Mr. Cohen was a founding partner and principal of Ramius LLC, a private investment management firm formed in 1994 that was combined with Cowen in late 2009. Mr. Cohen served as a member of the board of directors of Chart Acquisition Corp. (which, as a result of a business combination, is now known as Tempus Applied Solutions Holdings, Inc.) from 2013 to 2015. From November 1992 to May 1994, Mr. Cohen was Vice Chairman of the Board and a director of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was Chairman and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990. Mr. Cohen is qualified to serve as a member of the Board because of his experience in capital markets and finance, his experience with analyzing and evaluating financial statements and related budgetary matters, and his knowledge of commercial and business practices.

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Willie C. Bogan, JD, joined the Board in April 2018. Mr. Bogan served as Associate General Counsel and Corporate Secretary of McKesson Corporation (“McKesson”), a San Francisco-based healthcare services and information technology company (which relocated its headquarters to Las Colinas, TX in 2019) currently ranked 7th on the Fortune 500, from July 2009 until his retirement from McKesson in November 2015. He joined McKesson in November 2006 as Associate General Counsel and Assistant Secretary. Before joining McKesson, Mr. Bogan held senior advisory positions at the following public companies in the San Francisco Bay Area: Bank of America; Safeway; Charles Schwab; and Catellus Development Corporation, a real estate development company. Prior to becoming in-house counsel, he was a partner at Steinberg Miller Bogan & Goldstein in Manhattan Beach, California. He started his law career as a law firm associate in Los Angeles, California. Mr. Bogan graduated Phi Beta Kappa and Summa Cum Laude from Dartmouth College where he majored in Spanish. He received an M.A. degree in Politics and Economics from Oxford University where he studied as a Rhodes Scholar. He earned his J.D. degree from Stanford Law School. Mr. Bogan is qualified to serve as a member of the Board because of his knowledge of the healthcare industry and his experience as an advisor to public companies and their boards of directors on securities law and corporate governance matters.

Chris Nolet joined the Board in April 2020. Mr. Nolet has more than 40 years of experience in various leadership roles in the audit services profession and in the life sciences industry. Mr. Nolet was an audit partner at Ernst & Young LLP (“EY”), a professional services firm, from November 2001 to June 2019. While at EY, he led the West EY Life Sciences Industry Group and continues to serve on both the Executive Committee and Finance Committee (Co-Chair) of the California Life Sciences Industry Association. He was also a member of the Finance & Investment Committee and Emerging Companies Section of BIO (the Biotechnology Innovation Organization). Prior to EY, Mr. Nolet was a partner at PricewaterhouseCoopers LLP from 1991 to 2001. Mr. Nolet holds a B.S. in Accounting from San Diego State University and is a Certified Public Accountant (CPA - inactive) in California. Mr. Nolet currently serves on the board of directors of Ambrx Biopharma Inc. and Revance Therapeutics, Inc. He was also a member of the board of directors of Viela Bio,Inc., until its acquisition in March 2021. Our Board believes that Mr. Nolet’s experience with multiple life sciences companies ranging from growing venture-capital backed startups to Fortune 100 companies, combined with his financial expertise as a California CPA, makes him qualified to serve on our Board.

Jessica X. Shen, MD, joined the Board in July 2020. Since April 2015 Dr. Shen has served in a number of positions of global responsibility at Royal Philips, a publicly held health technology company, including, Sr. VP, Head of Global Regulatory, Medical, Clinical & HEOR Affairs, Global Government Regulations & Standards; Head of Quality, Greater China from December 2019 to the present; VP, Head of Global Regulatory, Medical, Clinical & HEOR Affairs, Global Government Regulations & Standards; Head of Quality, Greater China, from July 2018 to December 2019; and, VP, Head of Global Regulatory & Clinical Affairs, Global Government Regulations & Standards; Head of Quality, Greater China, from April 2015 to July 2018. Prior to April 2015, Dr. Shen served as Vice President, Clinical Development & Regulatory Affairs in the Global Surgery Group at Johnson & Johnson. Dr. Shen earned her medical degree at Nanjing Medical College, Nanjing, P.R. China, and her Master of Science, Food Science and Nutrition, from the University of Kentucky. Dr. Shen is qualified to serve as a member of the Board because of her broad global experience with clinical and regulatory affairs, health industry quality strategy and compliance, and device/drug/biologic products.

Board Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2020, to each of our current and former directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(1)(3)	Total ($)

Peter A. Cohen	17,250	209,196	-0-	226,446
Jeff Dyer	46,023	27,999	67,865	141,887
Willie C. Bogan	55,000	94,499	-0-	154,499
Minnie Baylor-Henry	25,000	122,905	-0-	147,905
Chris Nolet	49,905	-0-	159,972	209,877
Jessica Shen	24,219	56,000	103,958	184,177
Jon Mogford (2)	28,500	79,999	-0-	108,499
Ramses Erdtmann (2)	16,250	-0-	80,955	97,205

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(1) The figures in these columns represent the aggregate grant date fair value for restricted stock and option awards, respectively, granted during fiscal year 2020 computed in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements presented in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC for details as to the assumptions used to determine the grant date fair value of the restricted stock and option awards.

(2) The services of Jon Mogford and Ramses Erdtmann as directors of the Company ended July 29, 2020 and March 23, 2020, respectively.

(3) The following table shows the aggregate number of stock option awards and unvested restricted stock awards outstanding on the last day of the fiscal year ended December 31, 2020, for each of the directors named in the director compensation table.

Name	Stock Option Awards	Stock Awards
Peter Cohen	8,624	14,621
Jeff Dyer	186,228	898
Willie Bogan	8,624	3,190
Minnie Baylor-Henry	19,329	10,226
Chris Nolet	230,894	-0-
Jessica Shen	102,662	37,838
Jon Mogford	-0-	-0-
Ramses Erdtmann	-0-	-0-

2020 Director Compensation

For the calendar year ending December 31, 2020, non-employee directors were compensated as follows:

●	Each non-employee director received an annual cash retainer of $45,000;
●	The Chairman of the Board received an annual fee of $80,000 paid quarterly in equity awards;
●	Our Audit Committee Chairman received an annual fee of $20,000, our Compensation Committee Chairman received an annual fee of $15,000, and our Nominating and Governance Committee Chairman received an annual fee of $10,000;
●	Non-chair members of our Audit Committee received an annual fee of $9,000, our Compensation Committee members received an annual fee of $7,000, and our Nominating and Governance Committee members received an annual fee of $5,000; and
●	Each non-employee director were granted an annual equity award with a value of $80,000 determined under the Black-Scholes formula, which was issuable entirely in stock options exercisable over 10 years that vest, subject to continuing service, in 12 monthly installments beginning one month after the grant date, or 65% in stock options and 35% in restricted stock awards that vest, subject to continuing service, in 12 monthly installments beginning one month after the grant date, or 100% in restricted stock awards that vest, subject to continuing service, in 12 monthly installments beginning one month after the grant date.

All cash fees were paid in quarterly installments. Non-employee directors could elect to take in lieu of cash for all or a portion of the non-employee director’s cash compensation payable for the quarter the equivalent value (i) in the form of stock options (based on the Black-Scholes formula) that vest monthly in three installments beginning one month following the grant date exercisable for a term of 10 years, (ii) restricted stock awards (based on current stock value) that vest monthly in three installments beginning one month following the grant date, or (iii) a combination of the foregoing.

The foregoing compensation plan for non-executive directors remained unchanged at the beginning of 2021.

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EXECUTIVE OFFICERS

Current Officers

The following persons are our executive officers and hold the offices set forth opposite their names.

Name	Position(s)
David Seaburg	Chief Executive Officer
Richard Hague	Chief Operating Officer and President
Jacob Patterson	Interim Chief Financial Officer
Cameron Hoyler	General Counsel, Secretary, EVP Corporate Development & Strategy

The following is a summary of the background of each of our executive officers.

David Seaburg, age 51, has served as President of the Company since August 2019. Prior to becoming President, he served as President of Corporate Development for the Company beginning in March 2019, before that a consultant beginning in August 2018, and a director. Prior to March 11, 2019, he served as the Managing Director and Head of Sales Trading at Cowen & Company, a diversified financial services company. Over the course of his 20+ year career at Cowen in both Equity Sales Trading and Trading, Mr. Seaburg advanced to increasingly senior level roles at the firm. In 2006, Mr. Seaburg was named Head of Sales Trading and appointed to the firm’s Equity Operating Committee. Mr. Seaburg was a CNBC Fast Money Contributor and provided regular on-air commentary for the network. Mr. Seaburg holds a Bachelor of Arts degree in Business Finance and Economics from Northeastern University.

Richard Hague, age 61, served as the Chief Commercial Officer of Anika Therapeutics, Inc., from October 2015 to April 2019, when he joined PolarityTE as Chief Operating Officer. From November 2014 to October 2015, Mr. Hague was the Vice President Sales and Marketing at TEI Medical where he was responsible for driving the revenue growth of that corporation’s dermal scaffold product, as well as for the build out of its sales and marketing teams. From 2011 through 2014, Mr. Hague was Vice President Sales, Marketing, and Commercial Operations for Sanofi Biosurgery’s Cell Therapy and Regenerative Medicine group. In this role, Mr. Hague was responsible for the global commercial operations of the group’s products in the orthopedic sports medicine and burn markets. Prior to this, Mr. Hague was the Senior Director and Head of Sales for Genzyme Biosurgery where he headed the U.S. sales team in the orthopedics and sports medicine market. Mr. Hague holds a B.S. in marketing from the University of Connecticut.

Jacob Patterson, age 43, joined the Company in January 2018 and served as Vice President of Finance prior to his engagement as interim Chief Financial Officer at the end of March 2020. From October 2016 to January 2018, Mr. Patterson was a Finance Director with GameStop where he had responsibility for forecasting and budgeting for a division with $700 million in annual revenue and participating in the development of financial policies and controls. For approximately six years prior to October 2016, Mr. Patterson was a Finance Director with Thermo Fisher Scientific, most recently in the Protein and Cell Analysis business unit where he had responsibility for acquisition integration, building a finance and accounting staff, supervising financial controls, financial statement reporting and analysis, and assisting with financial analysis for budgeting and strategic growth. Mr. Patterson earned an MBA (Accounting Emphasis) from Utah State University.

Cameron Hoyler, age 37, was appointed General Counsel in April 2017, EVP Corporate Development & Strategy in May 2018, and Secretary in September 2018. Prior to joining the Company, Mr. Hoyler was an attorney at King & Spalding LLP, where he practiced in the Life Sciences and Product Liability groups from September 2012 to April 2017. Mr. Hoyler represented and counseled clients involved in disputes and transactions in a variety of settings, including product liability, employment, commercial, trademark, real estate, and insurance coverage. While at King & Spalding LLP, Mr. Hoyler devoted the vast majority of his practice to representing clients in the pharmaceutical and medical device industries, including Bristol-Myers Squibb Company, AstraZeneca Pharmaceuticals LP, and McKesson Corporation, in addition to working for clients in other highly-regulated industries, such as Chevron U.S.A. Inc. and Monsanto Company. From September 2010 to September 2012, Mr. Hoyler practiced at the law firm of Filice, Brown, Eassa & McLeod LLP, where his practice included product liability, premises liability, employment, and insurance-related matters. He earned his Bachelor of Arts from the University of Pennsylvania, and his Juris Doctor from the University of San Francisco School of Law.

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Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to compensation paid or accrued to our named executive officers (NEOs) during the fiscal years ended December 31, 2020 and 2019. Our NEOs include our principal executive officer and the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year. There is no individual who was not serving as an executive officer at the end of the last completed fiscal year who served as an executive officer during the last completed fiscal year and would have been one of the two most highly compensated executive officers had the individual been serving at the end of the fiscal year.

Name and Principal Position	Period	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)

David Seaburg	2020	314,750	(2)	344,925	(3)	383,250	(3)	-0-	20,397	(4)	1,063,322
Chief Executive Officer	2019	265,000	(2)	-0-		1,701,748	(2)	2,860,000	15,163	(4)	4,841,911

Richard Hague	2020	358,331	(5)	290,925	(6)	347,115	(6)	-0-	-0-		996,371
Chief Operating Officer	2019	273,231	(5)	30,000	(6)	1,560,047	(5)	501,123	74,306	(7)	2,438,707

Cameron Hoyler	2020	377,292	(8)	234,500	(9)	219,000	(9)	-0-	11,400	(10)	842,192
General Counsel, EVP	2019	401,846	(8)	-0-		969,622	(8)	-0-	227,775	(11)	1,599,243

(1) The figures in these columns represent the aggregate grant date fair value for restricted stock and option awards, respectively, granted during the reported periods computed in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements presented in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC for details as to the assumptions used to determine the grant date fair value of the restricted stock and option awards.

(2) Effective July 1, 2019, Mr. Seaburg agreed to reduce his salary from an annual base salary of $325,000 to an annual base salary of $162,500 for a two-year period ending June 30, 2021. (See the discussion under the “Narrative Disclosure to Compensation Table,” below.) In exchange for the reduction in salary Mr. Seaburg was granted 114,305 shares of common stock restricted from transfer by reference to continued employment by the Company, and the restriction on transfer lapsed with respect to 83,625 shares in 2020 and the remainder in quarterly installments through June 2021. The salary figure for 2020 includes $162,500 for the salary that Mr. Seaburg agreed to forego for 2020 in exchange for restricted shares of common stock granted in 2019 and reported under stock awards for 2019, and similarly the salary figure for 2019 includes $82,500 for the salary that Mr. Seaburg agreed to forego for 2019. Mr. Seaburg will forego an additional $80,000 in 2021. The grant date fair value of the restricted stock granted to Mr. Seaburg was $638,596, so the difference between that value and the total amount of salary he agreed to forego over two years is $313,596. The 2019 figure in the Stock Awards column of the table includes the total grant date fair value of the restricted shares granted for salary less the $162,500 of salary that Mr. Seaburg agreed to forego in 2020 and less the $82,500 of salary that Mr. Seaburg agreed to forego in 2019. The salary amount for 2019 also includes $9,713 of consulting fees paid to Mr. Seaburg prior to his employment on a full-time basis in March 2019.

(3) In April 2020, Mr. Seaburg was awarded as a bonus for service in 2019, 315,000 restricted stock units that vest quarterly over a period of three years, which had a grant date fair value of $344,925. Mr. Seaburg was also awarded an incentive equity award in April 2019 for 350,000 restricted stock units that vest quarterly over a period of three years, which had a grant date fair value of $383,250.

(4) These amounts are rental fees we paid in 2020 and 2019 for an apartment Mr. Seaburg uses in Salt Lake City.

(5) Effective July 1, 2019, Mr. Hague agreed to reduce his salary from an annual base salary of $370,000 to an annual base salary of $185,000 for a two-year period ending June 30, 2021. (See the discussion under the “Narrative Disclosure to Compensation Table,” below.) In exchange for the reduction in salary Mr. Hague was granted 129,825 shares of common stock restricted from transfer by reference to continued employment by the Company, and the restriction on transfer lapsed with respect to 72,124 shares in 2020, 21,638 shares in 2019, and will lapse on the remaining shares in quarterly installments through the end of June 2021. The salary figure for 2020 includes $185,000 for the salary that Mr. Hague agreed to forego for 2020 in exchange for restricted shares of common stock granted in 2019, and similarly the salary figure for 2019 includes $93,923 for the salary that Mr. Hague agreed to forego for 2019. Mr. Hague will forego an additional $91,077 in 2021. The grant date fair value of the restricted stock granted to Mr. Hague was $727,020, so the difference between that value and the total amount of salary he agreed to forego over two years is $357,020. The 2019 figure in the Stock Awards column of the table includes the total grant date fair value of the restricted shares granted for salary less the $185,000 of salary that Mr. Hague agreed to forego in 2020 and less the $93,923 of salary that Mr. Hague agreed to forego in 2019.

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(6) In April 2020, Mr. Hague was awarded as a bonus for service in 2019, 115,000 restricted stock units that vest quarterly over a period of three years, which had a grant date fair value of $125,925 and $165,000 in cash. Mr. Hague was also awarded an incentive equity award in April 2019 for 317,000 restricted stock units that vest quarterly over a period of three years, which had a grant date fair value of $347,115. We paid Mr. Hague in 2019 a signing bonus of $30,000 as consideration for accepting our offer of employment.

(7) This amount is for relocation expenses we agreed to pay for Mr. Hague.

(8) Effective July 1, 2019, Mr. Hoyler agreed to reduce his salary from an annual base salary of $400,000 to an annual base salary of $360,000 for a two-year period ending June 30, 2021. (See the discussion under the “Narrative Disclosure to Compensation Table,” below.) In exchange for the reduction in salary Mr. Hoyler was granted 16,842 shares of common stock restricted from transfer by reference to continued employment by the Company, and the restriction on transfer lapsed with respect to 9,356 shares in 2020, 2,808 shares in 2019, and will lapse on the remaining shares in quarterly installments through the end of June 2021. The salary figure for 2020 includes $40,000 for the salary that Mr. Hoyler agreed to forego for 2020 in exchange for restricted shares of common stock granted in 2019, and similarly the salary figure for 2019 includes $20,307 for the salary that Mr. Hoyler agreed to forego for 2019. Mr. Hoyler will forego an additional $19,693 in 2021. The grant date fair value of the restricted stock granted to Mr. Hoyler was $94,315, so the difference between that value and the total amount of salary he agreed to forego over two years is $14,315. The 2019 figure in the Stock Awards column of the table includes the total grant date fair value of the restricted shares granted for salary less the $40,000 of salary that Mr. Hoyler agreed to forego in 2020 and less the $20,307 of salary that Mr. Hoyler agreed to forego in 2019.

(9) In April 2020, Mr. Hoyler was awarded as a bonus for service in 2019, 100,000 restricted stock units that vest quarterly over a period of three years, which had a grant date fair value of $109,500 and $125,000 in cash. Mr. Hoyler was also awarded an incentive equity award in April 2019 for 200,000 restricted stock units that vest quarterly over a period of three years, which had a grant date fair value of $219,000.

(10) In 2020 employer contributions to Mr. Hoyler under our 401(k) defined benefit plan totaled $11,400. Mr. Hoyler’s pre-tax contributions are included in his salary amount for 2020 listed in the table.

(11) In 2017 and 2018 we did not provide Mr. Hoyler with correct information on tax reporting for equity awards and the corresponding tax liability, which resulted in substantial tax liability and diminution in the value of the compensation paid. As reparations for the lost value we agreed to grant to Mr. Hoyler 37,535 restricted stock units that vested immediately and cash with a total value of $219,375. In 2019 employer contributions to Mr. Hoyler under our 401(k) defined benefit plan totaled $8,400. Mr. Hoyler’s pre-tax contributions are included in his salary amount for 2019 listed in the table.

Narrative Disclosure to Summary Compensation Table

David Seaburg’s Employment Agreement

In August 2018 David Seaburg was elected by the Board to serve as a director of the Company. Subsequently the Company entered into a written consulting agreement with Mr. Seaburg pursuant to which he agreed to provide investor relations and other services to the Company over a period of two years. The agreement terminated effective March 11, 2019, when he joined the Company as President of Corporate Development and we entered into an employment agreement. He was elected President in August 2019 and Chief Executive Officer on March 31, 2020.

The employment agreement with Mr. Seaburg was effective in March 2019 and was subsequently amended on June 28, 2019 and April 19, 2020. The agreement has a term that expires on June 30, 2021. In connection with the employment of Mr. Seaburg we granted to him under the Company’s 2019 Equity Incentive Plan an option to purchase 250,000 shares of Company common stock at a price of $16.50 per share, which vests subject to continued employment in 24 equal monthly installments beginning April 1, 2019.

Mr. Seaburg’s employment agreement provides for an annual base salary of $325,000 from inception to June 30, 2019, $162,500 from July 1, 2019, through April 18, 2020, and $146,250 from April 19, 2020 through June 30, 2021. Mr. Seaburg is eligible for an annual cash bonus with a target of 40% of his base salary and awards of equity compensation, all as determined at the discretion of the Board. Mr. Seaburg was granted a bonus in April 2020 for his work in 2019 in the form of 315,000 restricted stock units that vest quarterly over a period of three years, and vesting accelerates if his employment is terminated for any reason other than cause. In addition, Mr. Seaburg was granted an incentive equity award in April 2020 in the form of 350,000 restricted stock units that vest quarterly over a period of three years, and vesting accelerates if his employment is terminated for any reason other than death, disability, or an event representing a sale of the business under the terms of the applicable equity incentive plan. The foregoing equity awards were made under equity compensation plans approved by the Board and our stockholders. Mr. Seaburg is entitled to participate in the Company’s insurance, retirement, and other benefit plans on the same basis as other employees of the Company.

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Richard Hague’s Employment Agreement

Richard Hague joined us as Chief Operating Officer in April 2019 and was elected to the additional office of President on March 31, 2020. The employment agreement with Mr. Hague was effective in April 2019 and subsequently amended on June 28, 2019 and April 19, 2020. The agreement has a term that expires on June 30, 2021. Mr. Hague’s employment agreement provides for an annual base salary of $370,000 from inception to June 30, 2019, $185,000 from July 1, 2019, through April 18, 2020, and $166,500 from April 19, 2020 through June 30, 2021. Mr. Hague is eligible for an annual cash bonus with a target of 50% of his base salary and awards of equity compensation, all as determined at the discretion of the Board. Mr. Hague was granted a bonus in April 2020 for his work in 2019 consisting of $165,000 in cash and 115,000 restricted stock units that vest quarterly over a period of three years, and vesting accelerates if his employment is terminated for any reason other than cause. In addition, Mr. Hague was granted an incentive equity award in April 2020 in the form of 317,000 restricted stock units that vest quarterly over a period of three years, and vesting accelerates if his employment is terminated for any reason other than death, disability, or an event representing a sale of the business under the terms of the appliable equity incentive plan. The foregoing equity awards were made under equity compensation plans approved by the Board and our stockholders. Mr. Hague is entitled to participate in the Company’s insurance, retirement, and other benefit plans on the same basis as other employees of the Company.

Cameron Hoyler’s Employment Agreement

Cameron Hoyler joined us as General Counsel in April 2017 and was elected to the additional offices of EVP Corporate Development & Strategy in May 2018 and Secretary in September 2018. The employment agreement with Mr. Hoyler was effective in November 2017 and subsequently amended on June 28, 2019 and April 19, 2020. The agreement has a term that expires on June 30, 2021. Mr. Hoyler’s employment agreement provides for an annual base salary of $385,000 from its effective date through October 31, 2018, $400,000 per year from November 1, 2018 through June 30, 2019, $360,000 from July 1, 2019, through April 18, 2020, and $324,000 from April 19, 2020 through June 30, 2021. Mr. Hoyler is eligible for an annual cash bonus up to 100% of his base salary and awards of equity compensation, all as determined at the discretion of the Board. Mr. Hoyler was granted a bonus in April 2020 for his work in 2019 consisting of $125,000 in cash and 100,000 restricted stock units that vest quarterly over a period of three years, and vesting accelerates if his employment is terminated for any reason other than cause. In addition, Mr. Hoyler was granted an incentive equity award in April 2020 in the form of 300,000 restricted stock units that vest quarterly over a period of three years, and vesting accelerates if his employment is terminated for any reason other than death, disability, or an event representing a sale of the business under the terms of the appliable equity incentive plan. The foregoing equity awards were made under equity compensation plans approved by the Board and our stockholders. Mr. Hoyler is entitled to participate in the Company’s insurance, retirement, and other benefit plans on the same basis as other employees of the Company.

Compensation Update

Salary Increase

On April 16, 2021, the Board approved an increase in the annual base salary of our NEOs, which will be effective on July 1, 2021. As noted above, the written employment agreements of Messrs. Seaburg, Hague, and Hoyler expire June 30, 2021, and the increase in annual base salaries for these executives will go into effect without regard to whether the Company enters into new written employment agreements with them. The salary increases are:

Name	Title	Annual Salary beginning 07/01/2021

David Seaburg	Chief Executive Officer	$375,000	(1)
Richard Hague	Chief Operating Officer and President	$375,000
Cameron Hoyler	General Counsel, Secretary, EVP Corporate Development & Strategy	$350,000

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(1) To be paid $187,500 in cash in accordance with regular payroll practices and $187,500 in restricted stock units issued under our 2020 Stock Option and Incentive Plan (“2020 Stock Plan”) with a grant date of July 1, 2021, for a number of shares equal to $187,500 divided by the closing price of the Company’s common stock on July 1, 2021, rounded to the nearest whole share, which will vest in four quarterly installments beginning September 30, 2021, subject to continued service as Chief Executive Officer; provided, however, if Mr. Seaburg’s service as Chief Executive Officer ceases for any reason, unvested restricted stock units shall accelerate and vest in an amount equal to the difference between (a) the product of the total number of restricted stock units granted and a fraction, the numerator of which is the number of days from and including July 1, 2021 to and including the date of cessation of service and the denominator of which is 365, and (b) the number of restricted stock units that vested prior to the date of cessation of service.

2021 Equity Incentive Awards - Performance-Based

On April 16, 2021, the Board approved performance-based equity incentive compensation for our NEOs with respect to the 12-month period commencing April 1, 2021, which will vest over that period on the basis of operational, regulatory, and clinical development goals established and evaluated by the Compensation Committee of the Board. The incentive compensation is:

Name	Title	Equity Incentive Award (1)

David Seaburg	Chief Executive Officer	200,000 Restricted Stock Units
Richard Hague	Chief Operating Officer and President	200,000 Restricted Stock Units
Cameron Hoyler	General Counsel, Secretary, EVP Corporate Development & Strategy	150,000 Restricted Stock Units

The restricted stock units are granted under our 2020 Stock Plan. Vesting of the restricted stock units will accelerate upon termination, to the extent provided for in any written employment agreement with the executive officer in effect on the date of termination, or on the terms set forth in the 2020 Stock Plan if there is no written employment agreement addressing acceleration of the award.

2021 Equity Incentive Awards - Long-Term

On April 16, 2021, the Board approved long-term equity incentive compensation for our NEOs, which will vest quarterly over a term of three years beginning three months following the grant date. The incentive compensation is:

Name	Title	Equity Incentive Award (1)

David Seaburg	Chief Executive Officer	100,000 Restricted Stock Units
Richard Hague	Chief Operating Officer and President	75,000 Restricted Stock Units
Cameron Hoyler	General Counsel, Secretary, EVP Corporate Development & Strategy	75,000 Restricted Stock Units

The restricted stock units are granted under our 2020 Stock Plan. Vesting of the restricted stock units will accelerate upon termination, to the extent provided for in any written employment agreement with the executive officer in effect on the date of termination, or on the terms set forth in the 2020 Stock Plan if there is no written employment agreement addressing acceleration of the award.

2020 Bonus Compensation

On April 16, 2021, the Board approved bonus compensation for our NEOs pertaining to service during the year ended December 31, 2020. The bonus compensation is:

Name	Title	Restricted Stock Units	Cash Bonus

David Seaburg	Chief Executive Officer	200,000	$-0-
Richard Hague	Chief Operating Officer and President	75,000	$125,000
Cameron Hoyler	General Counsel, Secretary, EVP Corporate Development & Strategy	75,000	$100,000

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The restricted stock units are granted under the Company’s 2019 Equity Incentive Plan, except for the award to Mr. Seaburg, which was granted under the 2017 Equity Incentive Plan. The restricted stock units vest quarterly over a term of three years beginning three months following the grant date. Vesting will accelerate upon termination of service for any reason other than termination by us for “cause” as defined in in the applicable equity incentive plan.

The cash bonuses are paid in four equal installments every three months beginning with the first payment on April 23, 2021. Payment will accelerate upon termination of service for any reason other than termination by us for “cause” as defined in the equity incentive plan under which the restricted stock units were awarded to the executive officer for 2020 bonus compensation.

Potential Payments Upon Termination or Change-In-Control

Termination Payments - David Seaburg and Richard Hague

Under our employment agreements with Messrs. Seaburg and Hague we agreed to pay each of them their monthly base salary for a period of nine months following termination by us without “cause.” Our obligation to make any such payments is subject to receiving from the executive a written release, in form and substance reasonably satisfactory to us, whereby the executive waives all claims the executive may have against PolarityTE and its affiliates.

Under the agreements, “cause” means any of the following, as determined by the Board in its reasonable judgment: (i) the commission by the executive of any felony (or any crime involving fraud or moral turpitude or otherwise having a material adverse effect on the Company or any of its affiliates); (ii) theft, conversion, embezzlement or misappropriation by the executive of funds or other assets of the Company or any of its affiliates or any other act involving fraud or dishonesty with respect to the Company (including acceptance of any bribes or kickbacks or other acts of self-dealing); (iii) intentional, grossly negligent or unlawful misconduct by the executive which causes harm to the Company or its affiliates or exposes the Company or its affiliates to a substantial risk of harm; (iv) the violation by the executive of any law regarding employment discrimination or sexual harassment as reasonably determined by the Board after a reasonable investigation into any allegation, charge or lawsuit (and not merely based solely on the existence of such allegation, charge or lawsuit); (v) the failure by executive to comply with any material policy generally applicable to Company employees; (vi) executive’s repeated failure to follow the reasonable directives of the chief executive officer; (vii) the failure to devote full business time to the Company’s affairs; (viii) any other material breach by the executive of the employment agreement or any other agreement or policy relating to employment with the Company or applicable to the executive (including the failure by the executive to devote adequate on-site time at the Company’s principal offices); or (ix) the Company’s discovery that, prior to the executive’s employment, he engaged in any conduct prohibited by clauses (i) through (iv) immediately above.

Termination and Change in Control Payments – Cameron Hoyler

Under our employment agreement with Mr. Hoyler we agreed to pay him the following amounts if employment terminates for any reason, including a “change in control” and other than for “cause” or his resignation without “good reason:” (i) a cash amount equal to 100% of the sum of the Mr. Hoyler’s base salary plus a cash amount equal to 100% of the annual bonus and equity awards earned during the year immediately preceding the date of termination; or (ii) the amount payable, including base salary, annual bonus, and equity awards for the remainder of the term under the employment agreement through the end of its stated term, if greater than the amount determined under preceding clause (i). Our obligation to make any such payments is subject to receiving from the executive a written release, in form and substance reasonably satisfactory to us, whereby the executive waives all claims the executive may have against PolarityTE and its affiliates. Mr. Hoyler is also entitled to reimbursement for the amount of health insurance premiums he pays under insurance he continues pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 for a period 18 months following termination for any reason.

Under the agreement with Mr. Hoyler:

●	“cause” means (i) the willful and continued failure of Mr. Hoyler to perform substantially his duties and responsibilities that is not cured within thirty (30) days following his receipt of a written demand by the Board for substantial performance is delivered to him, which specifically identifies the manner in which the Board believes that he has not substantially performed his duties and responsibilities, (ii) the conviction of, or plea of guilty or nolo contendere to, a felony, or (iii) fraud, dishonesty or gross misconduct which is materially and demonstratively injurious;

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●	“good reason” means the occurrence of any of the following events without Mr. Hoyler’s consent: (i) the assignment to Mr. Hoyler of duties that are significantly different from, or that result in a substantial diminution of, the duties that he assumed by entering into the employment agreement (including reporting to anyone other than solely and directly to the Board); (ii) the assignment to Mr. Hoyler of a title that is different from and subordinate to the title of General Counsel; or (iii) material breach by us of the employment agreement; and
●	“change of control” means (i) the accumulation in any consecutive twelve (12) month period, whether directly, indirectly, beneficially or of record, by any individual, entity or group of more than 50% of the shares of our outstanding common stock, whether by merger, consolidation, sale or other transfer of shares of common stock (other than a merger or consolidation where our stockholders prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), (ii) a sale of all or substantially all of our assets, or (iii) during any period of 12 consecutive months, the individuals who, at the beginning of such period, constitute the Board, and any new director whose election by the Board or nomination for election by the stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the 12 month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

Change in Control Plan

On August 6, 2019, the Board adopted a change in control compensation plan for our NEOs and other senior executives. The plan provides that our executive officers that have been employed by the Company for at least 90 days shall receive severance benefits upon the involuntary termination of their employment within six months after a change of control. A change in control occurs if: (i) any person (other than Denver Lough) acquires beneficial ownership of 30% or more of either the then-outstanding shares of our common stock, or the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors; (ii) persons who currently constitute the Board cease for any reason to constitute at least a majority of the Board; or (iii) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of our assets, or our acquisition of assets or stock of another entity, in each case, unless, (a) all or substantially all of the individuals and entities who were the beneficial owners of either the outstanding shares of our common stock, or the combined voting power of our outstanding voting securities entitled to vote generally in the election of directors immediately prior to the transaction beneficially own, directly or indirectly, more than 80% of, respectively, our then-outstanding shares of common stock and the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the transaction, (b) no person beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from the transaction, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the transaction, and (c) at least a majority of the members of the board of directors of the corporation resulting from the transaction were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the transaction.

For any participant in the plan who is designated as the Chief Executive Officer (currently David Seaburg), Chief Operating Officer or President (currently Richard Hague), or Chief Financial Officer (currently Jacob Patterson who serves as Interim Chief Financial Officer), the plan provides for a payment equal to the sum of 1.5 multiplied by the greater of $400,000 or base annual salary, and 1.5 multiplied by the greater of $400,000 or the target bonus established in an annual executive target bonus plan in effect on the Termination Date. For any other participant, the plan provides for a payment equal to the sum of 1.0 multiplied by the greater of $350,000 or base annual salary, and 1.0 multiplied by the greater of $350,000 or the target bonus established in an annual executive target bonus plan in effect on the Termination Date.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2020, to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Seaburg David	3/11/2019	218,750	31,250	16.50	3/11/2029	10,000	6,800
	7/1/2019	-	-	-	-	30,410	20,679
	8/6/2019	-	-	-	-	116,666	79,333
	4/16/2020	-	-	-	-	262,503	178,502
	4/16/2020	-	-	-	-	291,669	198,335

Hague Richard	4/8/2019	54,166	10,834	10.82	4/8/2029	8,750	5,950
	7/1/2019	-	-	-	-	36,063	24,523
	8/6/2019	-	-	-	-	116,666	79,333
	4/16/2020	-	-	-	-	95,835	65,168
	4/16/2020	-	-	-	-	264,169	179,635

Hoyler Cameron	4/6/2017	75,000	-	13.12	4/6/2027	-	-
	11/10/2017	60,000	-	24.59	11/10/2027	-	-
	9/20/2018	65,000	-	20.12	9/20/2028	-	-
	7/1/2019	-	-	-	-	4,678	3,181
	8/6/2019	-	-	-	-	116,666	79,333
	4/16/2020	-	-	-	-	83,334	56,667
	4/16/2020	-	-	-	-	166,668	113,334

(1)	The stock options listed for Messrs. Seaburg and Hague vest in 24 monthly installments beginning one month following the grant date.

(2)	Market value is based on closing stock price of $0.68 on December 31, 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 2018, we entered into an office lease with Lefrak SBN Limited Partnership covering approximately 7,250 square feet of rental space in the building located at 40 West 57th Street in New York City. The lease is for a term of three years. The annual lease rate is $60 per square foot. Initially we occupied and paid for only 3,275 square feet of space, and we are not obligated under the lease to pay for the remaining 3,975 square feet covered by the lease unless we elected to occupy that additional space. When we entered into the lease comparable annual lease rates for similar office space in the area ranged between $67 and $110 per square foot. We believe the terms of the lease were very favorable to us at the time we entered into the lease, and we obtained these favorable terms through the efforts of Peter A. Cohen, a director, which he provided so that the company he owns, Peter A. Cohen, LLC (“Cohen LLC”), could sublease a portion of the office space. At the beginning of 2020 the total lease space occupied was 6,232 square feet, of which we occupied 1,648 square feet and Cohen LLC occupied 4,584 square feet. Starting with June 2020, the total lease space occupied was 4,554 square feet, of which we occupied 1,099 square feet and Cohen LLC occupied 3,455 square feet. Starting with October 2020, the total lease space occupied was 5,500 square feet, of which we occupied 1,099 square feet and Cohen LLC occupied 4,401 square feet.

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The monthly lease payment for 5,500 square feet at the end of 2020 was $27,501, which was allocated between Cohen LLC and us based on square footage occupied. Accordingly, $22,007 of the lease payment was allocated to Cohen LLC. Additional lease charges for operating expenses and taxes are allocated under the sublease based on the ratio of rent paid by the Company and Cohen LLC to total rent. Under the sublease the Company will reduce the overall annual lease rate for the Cohen LLC space to $58.60 per square foot once the space is fully occupied. However, we have yet to fully occupy the 7,250 square feet covered by the office lease and the lease expires at the end of October 2021. During the fiscal year ended December 31, 2020, the total lease payments and related lease charges paid by Cohen LLC to us was $300,624. Beginning with January 2021, the total lease space occupied was 4,747 square feet, of which we occupied 1,099 square feet and Cohen LLC occupied 3,648 square feet, so the monthly rent payment is being allocated $5,494 to us and $18,243 to Cohen LLC.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements, and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●	stockholders whose shares are registered in their own name should contact our transfer agent, Equity Stock Transfer Company, and inform them of their request by calling them at 212-575-5757 or writing them at 237 W. 37th Street, Suite 602, New York, New York 10018; and
●	stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their requests, and such stockholders should be sure to include their name, the name of their brokerage firm, and their account number.

STOCKHOLDER PROPOSALS AND OTHER BUSINESS

We expect the 2022 Annual Meeting of Stockholders to be held on or about June 16, 2022. To be considered for inclusion in our proxy materials for the 2022 Annual Meeting, a stockholder proposal must be received at our principal executive offices at 1960 S 4250 W, Salt Lake City, UT 84104 by December 31, 2021. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. A stockholder proposal or nomination intended to be brought before the 2022 Annual Meeting must be delivered to the Corporate Secretary no earlier than February 14, 2022, and no later than March 16, 2022. All proposals and nominations should be directed to our Corporate Secretary, PolarityTE, Inc., 1960 S 4250 W, Salt Lake City, UT 84104.

The Board and our management have not received notice of and are not aware of any business to come before the 2021 Annual Meeting other than the proposals we refer to in this Proxy Statement. If any other matter comes before the Annual Meeting, the proxies will use their judgment in voting the proxies.

We have made our 2020 Annual Report to Stockholders available in connection with this proxy solicitation, which includes our Annual Report on Form 10-K. If you would like another copy of our Annual Report on Form 10-K, excluding certain exhibits, please contact our Corporate Secretary at PolarityTE, Inc., 1960 S 4250 W, Salt Lake City, UT 84104.

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[Form of Proxy]

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 14, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 14, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D51230-P51692 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

POLARITYTE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Minnie Baylor-Henry	☐	☐
1b. Jeff Dyer	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

D51231-P51692

POLARITYTE, INC.
Annual Meeting of Stockholders
June 15, 2021 10:00 AM MDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Seaburg and Richard Hague, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of POLARITYTE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM MDT, on June 15, 2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side